July 18, 1996


Board of Directors
N.C. Pizza Holding Corporation
15414
Cabrito
 Avenue
Suite A
Van Nays, CA 91406


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports and references to our firm included in this S-8 registration statement.



/s/Block &
Handelman


BLOCK &
HANDLEMAN